UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 14, 2006

CROWN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	0-17480 (Commission File Number)	84-1097086 (I.R.S. Employer Identification No.)

4251 Kipling Street, Suite 390
Wheat Ridge, CO 80033
(Address of principal executive offices)

Registrant's telephone number, including area code: Registrant's facsimile number, including area code:	(303) 534-1030 (303) 534-1809

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

          On July 17, 2006, Crown notified Battle Mountain Gold Company ("BMG"), a wholly-owned subsidiary of Newmont Mining Corporation ("Newmont") that it would exercise its option to acquire an outstanding net smelter royalty on Crown's Buckhorn Mountain Project. Concurrent with the notification, Crown paid Newmont $2,000,000 in accordance with the terms of the option. Upon receipt of the $2,000,000 payment, BMG provided Crown with a Royalty Reconveyance Deed, effectively terminating the net smelter royalty as of July 17, 2006.

A copy of the Option Notification has been included as Exhibit 10.1 to this Report.

A copy of the Royalty Reconveyance Deed has been included as Exhibit 10.2 to this Report.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

          On July 14, 2006, Crown executed a loan agreement (the "Loan Agreement") and a related promissory note (the "Note") to Kinross Gold (USA) Corporation, a wholly-owned subsidiary of Kinross Gold Corporation for $2,000,000. The Note has a three-year term, pays interest at 11.25% per annum from July 14, 2006, with payments due quarterly on the first day of each January, April, July, and October in each year. Pursuant to the terms of the Loan Agreement, the proceeds of the Note are to be used to exercise an option to terminate the net smelter royalty due BMG, which was completed on July 17, 2006.

A copy of the Loan Agreement is included as Exhibit 99.1

A copy of the Promissory Note is included as Exhibit 99.2

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
Exhibit No.	Exhibit Description
10.1	Option Notification to acquire net smelter royalty from Battle Mountain Gold Company for $2,000,000, dated July 17, 2006.
10.2	Royalty Reconveyance Deed from Battle Mountain Gold Company, dated July 17, 2006.
99.1	Loan Agreement with Kinross Gold (USA) Corporation for $2,000,000 with a three year term paying interest quarterly at 11.25%, dated July 14, 2006.
99.2	Promissory Note, dated July 14, 2006, due to Kinross Gold pursuant to the Loan Agreement dated July 14, 2006.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

July 18, 2006

By:	/s/ James R. Maronick

James R. Maronick, CFO

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